Exhibit 32.1

Written Statement of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
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The undersigned, the Chief Executive Officer of The Wilber Corporation (the "Company"), hereby certifies that to his knowledge on the date hereof:

      (a) the Form 10-K of the Company for the Annual Period Ended December 31, 2005, filed on the date hereof with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of
            Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                /s/ Douglas C. Gulotty
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                                Douglas C. Gulotty
                                President and Chief Executive Officer
                                Date: March 10, 2006
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A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Wilber Corporation and will be retained by The Wilber Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


88-K